UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2011

Savient Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15313

DE	13-3033811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Tower Center
East Brunswick, NJ 08816
(Address of principal executive offices, including zip code)

732-418-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Savient Pharmaceuticals, Inc. (the "Registrant") issued on December 7, 2011 a Dear Healthcare Provider Letter containing new guidance regarding the concurrent use of oral urate-lowering therapies and KRYSTEXXA(R) (pegloticase). In this letter, the Registrant recommends that oral urate-lowering medications be discontinued before a patient begins treatment with KRYSTEXXA, and that therapy with oral urate-lowering agents should not be instituted while the patient is taking KRYSTEXXA. It is important to note that during KYSTEXXA's clinical studies, patients discontinued oral urate-lowering therapy before commencing treatment with KRSYTEXXA. While it is difficult to draw finite conclusions from post-marketing adverse events reporting rates, to date, the Registrant has not seen any unexpected rates of infusion reactions and/or anaphylaxis, which to date remain consistent with the labeling for KRYSTEXXA, and the Registrant continues to closely monitor these events.
This new recommendation relates to an important safety warning already contained in the approved labeling for KRYSTEXXA, which highlights the need to monitor the serum uric acid levels of patients being treated with KRSYTEXXA, as patients who lose therapeutic response, defined as a rise in serum uric acid above 6 mg/dL, are at a higher risk of infusion reaction and anaphylaxis. The monitoring recommendation and its inclusion in the KRYSTEXXA labeling was the result of a post-hoc analysis of data from the KRYSTEXXA Phase 3 clinical trials and an open-label extension study, which further characterized the signs and symptoms of infusion reactions and anaphylaxis and their management in the context of the KRYSTEXXA clinical studies.
The Registrant's review of recent routine post-marketing safety surveillance indicates that some physicians are concurrently prescribing and some patients are concurrently using KRYSTEXXA and oral urate-lowering therapies, primarily allopurinol and febuxostat. The Registrant believes that the concurrent use of these therapies could prevent the detection of patients who have lost therapeutic response to KRYSTEXXA by blunting the rise in serum uric acid and thus interfere with the recommended monitoring of serum uric acid levels in KRSYTEXXA patients. As a result, this concurrent use could mask the detection of those patients who are at a higher risk for developing infusion reactions and/or anaphylaxis and could result in such patients not being discontinued from KRSYTEXXA treatment when warranted.
To ensure that physicians are informed of the risks of concurrent use, the Registrant has notified the U.S. Food and Drug Administration and issued a Dear Healthcare Provider Letter to provide these new recommendations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: December 08, 2011	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP & General Counsel